FOR IMMEDIATE RELEASE
March 15, 2017

Investor Contact:
Jackie Burka
Jackie_Burka@discovery.com
212-548-5642

Media Contact:
Bill Launder
Bill_Launder@discovery.com
212-548-5693

DISCOVERY COMMUNICATIONS TO REPORT FIRST QUARTER 2017 RESULTS ON TUESDAY, MAY 9

(Silver Spring, Md.) – Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) will report first quarter 2017 results on Tuesday, May 9, 2017, at 7:00 a.m. ET.  The company will host a conference call at 8:30 a.m. ET to discuss the results.

To access the conference call in the U.S. dial 1-844-452-2811, or outside of the U.S. dial 1-574-990-9832, and use the following passcode: DISCA. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call.

First quarter results and a live audio webcast of the call will be available on Discovery Communications’ website at www.discoverycommunications.com.

A replay of the call will be available beginning approximately two hours after the completion of the call until May 23, 2017. The replay can be accessed by phone in the U.S. at 1-855-859-2056 and outside of the U.S. at 1-404-537-3406 using the following passcode: 88423997. A replay of the audio webcast also will be available in the “Investor Relations” section of the company’s website.

About Discovery Communications:
Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) satisfies curiosity and engages superfans with a portfolio of premium nonfiction, lifestyle, sports and kids programming brands. Reaching more than 3 billion cumulative viewers across pay-TV and free-to-air platforms in more than 220 countries and territories, Discovery’s portfolio includes the global brands Discovery Channel, TLC, Investigation Discovery, Animal Planet, Science and Turbo/Velocity, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. Discovery reaches audiences across screens through digital-first programming from digital content holding company Group Nine Media, Discovery VR, over-the-top offerings Eurosport Player and Dplay, as well as TV Everywhere products comprising the GO portfolio of TVE apps and Discovery K!ds Play. For more information, please visit www.discoverycommunications.com.

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